EXHIBIT 4.7


                   FORM OF INDIVIDUAL CLASS A NOTE CERTIFICATE

Serial Number: ............

                      GRACECHURCH CARD FUNDING (NO. 2) PLC
                   (incorporated with limited liability under
                         the laws of England and Wales)

                                      $[___]

               CLASS A ASSET-BACKED FLOATING RATE NOTES DUE [___]

This Class A Note Certificate is issued in respect of the $[___] Class A Asset-Backed Floating Rate Notes due [maturity] (the "NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER"). The Class A Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [___] (as amended or supplemented from time to time, the "TRUST DEED") between the and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") dated [___] and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class A Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class A Notes endorsed hereon and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

This is to certify that:

              .....................................................

              of ..................................................

              .....................................................

is the person registered in the register maintained by the Registrar in relation to the Class A Notes (the "REGISTER") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "HOLDER") of:

                                     $[___]

                                 ([___] DOLLARS)

in aggregate principal amount of the Class A Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [final maturity date] or on such earlier date or dates as the same may become payable in


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accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Class A Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Class A Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 2) PLC

By:  ........................................
     [manual or facsimile signature]
     (duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability



By:  ........................................
     [manual signature]
     (duly authorised)


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                                FORM OF TRANSFER

FOR VALUE RECEIVED ..............................., being the registered holder of this Class A Note Certificate, hereby transfers

to .............................................................................

of..............................................................................

.................................................................................

$ ....................... in principal amount of the $ [___] Class A
Asset-Backed Floating Rate Notes due [maturity] (the "CLASS A NOTES") of Gracechurch Card Funding (No. 2) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class A Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.



Dated:   .......................................



By:      .......................................
         (duly authorised)

NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class A Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(d) Any transfer of Class A Notes shall be in an amount equal to $[___] or any integral multiple of $[___] in excess thereof.


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            [Terms and Conditions as set out in the seventh Schedule]





     PRINCIPAL PAYING AGENT                     REGISTRAR, NEW YORK PAYING
                                                 AGENT AND TRANSFER AGENT

     THE BANK OF NEW YORK                          THE BANK OF NEW YORK
      ONE CANADA SQUARE                             101 BARCLAY STREET
       LONDON E14 5AL                                     NEW YORK
            UK                                            NEW YORK
                                                          USA 10286

                        PAYING AGENTS AND TRANSFER AGENTS

          [NAME]                                            [NAME]
         [ADDRESS]                                         [ADDRESS]



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